Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
September 30, 2017

Sub-Item 77Q1:	Exhibits


Exhibit Number
(a)


Description

Amendment of Amended and Restated
Articles of Incorporation dated as of
June 2, 2017

Previously filed. Incorporated by reference to exhibit (a)(12) filed with post-effective amendment no. 107 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on June 5, 2017.



Exhibit Number

(e)

Description

Revised Schedule to Second Amended and Restated
Investment Advisory Agreement between Artisan Partners
Funds, Inc. and Artisan Partners Limited Partnership dated August 18, 2017.

Previously filed. Incorporated by reference to exhibit (d)(3) filed with post-effective amendment no. 108 to the registration statement of Artisan Partners
Funds, Inc., Securities Act file number 33-88316, filed on August 18, 2017.